Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 included in this form 10-K into Neoforma, Inc.’s previously filed Registration Statements (File Nos. 333-59342 and 333-54548) on Form S-8.

/S/	ARTHUR ANDERSEN LLP

San Jose, California
March 26, 2002